Exhibit 2.2

EXECUTION VERSION

CONFIDENTIAL

SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT

This Second Amendment to Asset Purchase Agreement (this “Amendment”) is made and entered into as of July 25, 2022 (“Effective Date”), by and among Pareteum Corporation, a Delaware corporation (“Parent”), Pareteum North America Corp., a Delaware corporation (“Pareteum NA”), Devicescape Holdings, Inc., a Delaware corporation (“Devicescape”), iPass, Inc., a Delaware corporation (“iPass”), iPass IP LLC, a Delaware corporation (“iPass IP”), Pareteum Europe B.V., a Netherlands private limited company (“Pareteum Europe” and, together with Parent, Pareteum NA, Devicescape, iPass, and iPass IP, collectively, the “Borrower Sellers”), Artilium Group Ltd., an England, UK, private limited company (“Artilium Group”), Pareteum N.V., a Belgian private limited company (“NV”), and Pareteum Asia Pte. Ltd., a Singapore private limited company (“Pareteum Asia” and, together with the Artilium Group, NV and the Borrower Sellers, each a “Seller” and, collectively, the “Sellers”), Circles MVNE Pte. Ltd., a Singapore private limited company (“Circles”) and Channel Ventures Group, LLC, a Delaware limited liability company (“CVG” and, together with Circles, each a “Purchaser” and together the “Purchasers”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Purchase Agreement (defined below).

RECITALS

WHEREAS, Sellers and Purchasers entered into that certain Asset Purchase Agreement, dated as of May 15, 2022 (the “Purchase Agreement”), whereby Sellers agreed to sell, transfer, convey, assign and deliver to Purchasers (where applicable, in accordance with Section 363 and 365 and the other applicable provisions of the Bankruptcy Code), all of the Purchased Assets, together with the Assumed Liabilities upon the terms and subject to the conditions set forth in the Purchase Agreement, and Purchasers agreed to take delivery of such Purchased Assets and Assumed Liabilities upon such terms and subject to such conditions;

WHEREAS, Sellers and Purchasers entered into the Amendment to Asset Purchase Agreement, dated as of July 11, 2022 (the “First Amendment”);

WHEREAS, pursuant to the Purchase Agreement, on July 11, 2022, Circles provided a Notice of Designation of Rights to Sellers, whereby it designated two Affiliates, Circles MVNE International B.V. and Circles MVNE IP Pte. Ltd., for the assumption of certain of the Circles Purchased Assets; and

WHEREAS, the Parties desire to further amend the Purchase Agreement as provided in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the Parties contained herein, the Parties agree as follows:

AGREEMENT

1.	Amendments to the Purchase Agreement.

1.1    Section 2.3(e) of the Purchase Agreement shall be amended as follows:

(i)    On or before three (3) calendar days prior to the Closing Date, the Purchasers may provide Sellers with a list of Contracts (the “Interim Contracts”) for which a Purchaser, at Purchaser’s sole cost and expense, desires to be maintained by Sellers for fourteen (14) calendar days after the Closing Date with the applicable Purchaser to receive the benefits of such Interim Contracts and be responsible for the obligations under such Interim Contracts from the Closing Date unless and until the Purchasers designate such Interim Contracts as Assumed Contracts or Rejected Contracts, at which time Sellers, at Purchaser’s sole cost and expense, shall use their reasonable best efforts to effectuate such determination.

(ii)    To the extent Circles has not designated one or more of the Contracts listed in this Section 2.3(e)(ii) as an Assumed Contract or a Rejected Contract by the end of the fourteen (14) day period set forth in Section 2.3(e)(i), the period will automatically extend for an additional fourteen (14) calendar days, during which time Circles will continue to receive the benefits of such Contracts and be responsible for the obligations under such Contracts unless and until Circles designates such Contracts as Assumed Contracts or Rejected Contracts, at which time Sellers, at Circles’ sole cost and expense, shall use their reasonable best efforts to effectuate such determination:

Vodafone Procurement Agreement entered into by and between Vodafone Enabler España, S.L. and Pareteum Europe BV, dated 26 March 2020 (“VPA”);

Asset Transfer Agreement entered into by and between Vodafone España, S.A.U. and Pareteum Europe BV, dated 28 August 2020 (“ATA”);

Software License entered into by and between Vodafone España, S.A.U. and Pareteum Europe BV, dated 28 August 2020 (“SL”); and

VPA Attachment Agreement entered into by and between Vodafone Enabler España, S.L. and Pareteum Europe BV, dated 12 January 2021 (“VAA”).

(iii)    To the extent CVG has not designated one or more of the Contracts listed in this Section 2.3(e)(iii) as an Assumed Contract or a Rejected Contract by the end of the fourteen (14) day period set forth in Section 2.3(e)(i), the period will automatically extend for an additional fourteen (14) calendar days, during which time CVG will continue to receive the benefits of such Contracts and be responsible for the obligations under such Contracts unless and until CVG designates such Contracts as Assumed Contracts or Rejected Contracts, at which time Sellers, at CVG’s sole cost and expense, shall use their reasonable best efforts to effectuate such determination:

Amazon Web Services, Inc.

AT&T Corp. Master Resale Agreement

Telx Entity – Master Terms and Conditions

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2.    No Other Modifications. Except as amended herein, all other terms, conditions and provisions of the Purchase Agreement not explicitly modified or amended in this Amendment shall remain unchanged and shall continue in full force and effect.

3.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York (without application of principles of conflict of laws). In connection with any controversy arising out of or related to this Amendment, each Seller and each Purchaser hereby irrevocably consents to the exclusive jurisdiction of the Bankruptcy Court, or if, and only if, the Bankruptcy Court declines or may not accept jurisdiction over a particular matter, the United States District Court for the Southern District of New York, or if, and only if, the United States District Court for the Southern District of New York declines or may not accept jurisdiction over a particular matter, the courts of the State of New York. Each of the Sellers and Purchasers irrevocably consents to service of process out of the aforementioned courts and waives any objection which it may now or hereafter have to the laying of venue of any action or proceeding arising out of or in connection with this Amendment brought in the aforementioned courts. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, AND SHALL CAUSE ITS SUBSIDIARIES AND AFFILIATES TO WAIVE, ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

4.    Counterparts. This Amendment may be executed in two or more counterparts, each of which when so executed shall be an original, but all of which together shall constitute one agreement. Facsimile and/or PDF signatures shall be deemed original signatures.

5.    Entire Agreement. This Amendment, together with all documents referenced herein (including any documents incorporated by reference into and made part of this Amendment or the documents referenced herein), merges all previous negotiations and agreements between the parties hereto, either verbal or written, and constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter of this Amendment.

signature page follows

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its duly authorized representative as of the day and year first above written.

SELLERS:

PARETEUM CORPORATION, a Delaware corporation

By:	/s/ Anthony M. Saccullo
Name:	Anthony M. Saccullo
Title:	Wind-Down Officer

PARETEUM NORTH AMERICA CORP., a Delaware corporation

By:	/s/ Anthony M. Saccullo
Name:	Anthony M. Saccullo
Title:	Wind-Down Officer

DEVICESCAPE HOLDINGS, INC., a Delaware corporation

By:	/s/ Anthony M. Saccullo
Name:	Anthony M. Saccullo
Title:	Wind-Down Officer

IPASS, INC., a Delaware corporation

By:	/s/ Anthony M. Saccullo
Name:	Anthony M. Saccullo
Title:	Wind-Down Officer

IPASS IP LLC, a Delaware corporation

By:	/s/ Anthony M. Saccullo
Name:	Anthony M. Saccullo
Title:	Wind-Down Officer

[Signature page to Second Amendment to Asset Purchase Agreement]

PARETEUM EUROPE B.V., a Netherlands private limited company

By:	/s/ Anthony M. Saccullo
Name:	Anthony M. Saccullo
Title:	Wind-Down Officer

ARTILIUM GROUP LTD., a United Kingdom private limited company

By:	/s/ Anthony M. Saccullo
Name:	Anthony M. Saccullo
Title:	Wind-Down Officer

PARETEUM ASIA PTE. LTD., a Singapore private limited company

By:	/s/ Anthony M. Saccullo
Name:	Anthony M. Saccullo
Title:	Wind-Down Officer

PARETEUM N.V., a Belgian private limited company

By:	/s/ Anthony M. Saccullo
Name:	Anthony M. Saccullo
Title:	Wind-Down Officer

[Signature page to Second Amendment to Asset Purchase Agreement]

PURCHASERS:

CHANNEL VENTURES GROUP, LLC, a Delaware limited liability company

By:	/s/ Markwin H. Maring
Name:	Markwin H. Maring
Title:	CEO

CIRCLES MVNE PTE. LTD., a Singapore private limited company

By:	/s/ Mak Chee Kiong
Name:	Mak Chee Kiong
Title:	Authorised Signatory

CIRCLES MVNE INTERNATIONAL B.V., a Netherlands private limited company

By:	/s/ Mak Chee Kiong
Name:	Mak Chee Kiong
Title:	Authorised Signatory

CIRCLES MVNE IP PTE. LTD., a Singapore private limited company

By:	/s/ Mak Chee Kiong
Name:	Mak Chee Kiong
Title:	Authorised Signatory

Signature page to Second Amendment to Asset Purchase Agreement

PURCHASERS:

CHANNEL VENTURES GROUP, LLC, a Delaware limited liability company

By:	/s/ Markwin H. Maring
Name:	Markwin H. Maring
Title:	CEO

CIRCLES MVNE PTE. LTD., a Singapore private limited company

By:	/s/ Mak Chee Kiong
Name:	Mak Chee Kiong
Title:	Authorised Signatory

CIRCLES MVNE INTERNATIONAL B.V., a Netherlands private limited company

By:	/s/ Mak Chee Kiong
Name:	Mak Chee Kiong
Title:	Authorised Signatory

CIRCLES MVNE IP PTE. LTD., a Singapore private limited company

By:	/s/ Mak Chee Kiong
Name:	Mak Chee Kiong
Title:	Authorised Signatory

Signature page to Second Amendment to Asset Purchase Agreement